Exhibit 99.3

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Condensed Consolidated Financial Statements
As of June 30, 2025 and December 31, 2024,
For the three and six months ended June 30, 2025

(Unaudited)

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of June 30, 2025		As of December 31, 2024
Assets	$		$
Current assets:
Restricted cash		49,472		59,498
Accounts receivable		167,641		103,062
Accounts receivable – affiliates		1,253		1,253
Inventory		126,386		122,547
Prepaid expenses		30,814		28,161
Assets from risk management activities		500,895		424,369
Deposits		33,144		26,323
Other current assets		20,732		14,216
Total current assets		930,337		779,429

Property, plant, and equipment		6,867,158		6,855,838
Accumulated depreciation		(299,821)		(132,209)
Property, plant, and equipment, net		6,567,337		6,723,629

Intangible assets, net		30,962		31,772
Assets from risk management activities, long term		537,097		671,161
Operating lease right-of-use assets, net		26,837		27,609
Goodwill		127,985		127,985
Other noncurrent assets		135,907		135,907
Total assets		$8,356,462		$8,497,492

Liabilities and Member's Equity
Current liabilities:	$		$
Current portion of long-term debt		8,374		8,474
Accounts payable and accrued expenses		194,798		189,495
Liabilities from risk management activities		525,971		414,666
Deferred revenue		2,167		6,243
Operating lease liabilities ST		1,373		1,310
Other current liabilities		42,935		25,310
Total current liabilities		775,618		645,498

Long term debt		3,211,506		3,194,168
Liabilities from risk management activities		536,591		659,818
Asset retirement obligations		71,098		68,502
Operating lease liabilities LT		25,983		26,782
Other long term liabilities		9,260		12,799
Total liabilities		4,630,056		4,607,567

Member's equity		3,726,406		3,889,925
Total liabilities and member's equity		$8,356,462		$8,497,492

See accompanying notes to the interim condensed consolidated financial statements.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2025

(Unaudited) (In thousands)

	Three months ended	Six months ended
	June 30, 2025	June 30, 2025
Revenues:
Energy and capacity revenues	$419,552	$909,589
Other revenue	4,079	8,257
Gain (loss) on risk management activities	55,130	(30,625)
Total revenues	478,761	887,221
Operating expenses:
Fuel and transportation	142,791	431,875
Loss on risk management activities	109,838	9,186
Operating and maintenance	126,323	192,168
General and administrative	9,696	23,506
Depreciation	83,809	167,602
Accretion	1,298	2,596
Total operating expenses	473,755	826,933

Operating income	5,006	60,288

Interest expense, net	(59,531)	(119,345)
Other loss, net	(635)	(1,262)
Net loss	$(55,160)	$(60,319)

See accompanying notes to the interim condensed consolidated financial statements.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Condensed Consolidated Statements of Member's Equity

For the three and six months ended June 30, 2025

(Unaudited)

(In thousands)

Total
member's
equity
Balances at December 31, 2024	$3,889,925
Net loss	(60,319)
Distributions	(103,200)
Balances at June 30, 2025	$3,726,406

Balances at March 31, 2025	$3,861,566
Net loss	(55,160)
Distributions	(80,000)
Balances at June 30, 2025	$3,726,406

See accompanying notes to the interim condensed consolidated financial statements.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2025

(Unaudited) (In thousands)

	Three months ended	Six months ended
	June 30, 2025	June 30, 2025
Cash flows from operating activities:
Net loss	$(55,160)	(60,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	83,809	167,602
Amortization of intangible assets	405	810
Amortization of right-of-use assets	385	772
Amortization of deferred financing costs	2,249	4,488
Risk management activities	25,501	45,616
Accretion	1,298	2,596
Change in assets and liabilities:
Increase in accounts receivable	(62,044)	(64,579)
Increase in inventory and capital spares	(1,001)	(3,839)
Increase in prepaid expenses	(6,548)	(2,653)
Increase in other current assets	(3,346)	(6,516)
Increase in deposits	7,312	(6,821)
Increase in accounts payable and accrued expenses	86,010	5,302
Increase in other current liabilities	11,770	17,625
Decrease in deferred revenue	(1,625)	(4,076)
Decrease in other non-current liabilities	(3,457)	(3,539)
Decrease in operating lease liabilities	(174)	(735)
Net cash provided by operating activities	85,384	91,734

Cash flows from investing activities
Capital expenditures	(8,700)	(11,310)
Net cash used in investing activities	(8,700)	(11,310)

Cash flows from financing activities:
Proceeds from issuance of short term debt	17,000	72,500
Principal payments on short term debt	(5,400)	(51,000)
Principal payments on long term debt	(4,375)	(8,750)
Distributions	(80,000)	(103,200)
Net cash used in financing activities	(72,775)	(90,450)

Net change in restricted cash	3,909	(10,026)
Restricted cash, beginning of period	45,563	59,498
Restricted cash, end of period	$49,472	49,472
Supplemental disclosure of cash flow information:
Cash paid for interest	$30,283	117,465

See accompanying notes to the interim condensed consolidated financial statements.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(1)	Organization

Lightning Power, LLC (the Company), a Delaware limited liability company, was formed on June 21, 2024, to own, finance, develop, and manage a diverse portfolio of power generation facilities across the United States and is wholly owned by Lightning Power Holdings, LLC (Lightning Holdings). Lightning Holdings is directly owned by Fund III Lightning Holdings, LLC (Fund III Holdings) and Gridiron Holdings, LLC (Gridiron Holdings). Fund III Holdings and Gridiron Holdings own 68% and 32%, respectively, Class A common units of Lighting Holdings. Fund III Holdings is indirectly owned, through various holding companies, by Granite Energy, LLC (Granite) and Helix Generation, LLC (Helix). Gridiron Holdings is indirectly owned, through various holding companies, by Gridiron Energy, LLC (Gridiron).

On August 9, 2024, Gridiron, Helix, and Granite contributed 100% ownership interest in their respective generation facilities to the Company. Additionally on the same date, Helix contributed 100% ownership in Rise Light & Power, LLC and subsidiaries (Rise), which was formed to identify, evaluate, and develop investment opportunities within the power industry. The Company was the accounting acquirer in the transaction as it was a substantive entity and obtained controlling financial interests in each of the generation facilities via the contribution of their equity in exchange for the equity of the Company, and the transaction was not among entities under common control.

On May 12, 2025, a definitive purchase and sale agreement was executed with NRG Energy, Inc. for the sale of the Company. The transaction is subject to customary closing conditions and regulatory approvals.

The Generation Facilities that are owned by the Company are described below:

Generation Facilities	Location	Size	Year operational	Type
Springdale Energy, LLC	Springdale, PA	700 MW	1999-2003	Simple & Combined Cycle
Gans Energy, LLC	Gans, PA	96 MW	2000	Simple Cycle
Chambersburg Energy, LLC	Chambersburg, PA	100 MW	2001	Simple Cycle
Aurora Generation, LLC	Aurora, IL	1,050 MW	2001	Simple Cycle
Rockford Generation, LLC	Rockford, IL	550 MW	2000/2002	Simple Cycle
Armstrong Power, LLC	Shelocta, PA	780 MW	2002	Simple Cycle
Troy Energy, LLC	Luckey, OH	780 MW	2002	Simple Cycle
Helix Ironwood, LLC	Lebanon, PA	760 MW	2001	Combined Cycle
LSP University Park, LLC	University Park, IL	582 MW	2002	Simple Cycle
University Park Energy, LLC	University Park, IL	328 MW	2001	Simple Cycle
Wallingford Energy, LLC	Wallingford, CT	350 MW	2002	Simple Cycle
Riverside Generating Company, LLC	Lousia, KY	976 MW	1999	Simple Cycle
Doswell Limited Partnership	Hanover County, VA	1274 MW	2001, 1992	Simple & Combined Cycle
Helix Ravenswood, LLC	Queens, NY	1995 MW	1963	Combined Cycle
Ocean State Power LLC	Burrillville, RI	560 MW	1990	Combined Cycle

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The interim condensed consolidated financial statements of Lightning Power, LLC have been prepared by us, without audit, in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted as permitted by such rules and regulations. All normal recurring adjustments have been included, and intercompany transactions have been eliminated in the interim condensed and consolidated financial statements. Management believes the disclosures are adequate to present fairly the financial position, results of operations, and cash flows at the dates and for the periods presented. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2024. Results for interim periods are not necessarily indicative of those to be expected for the fiscal year.

These consolidated financial statements and notes reflect the Company’s evaluation of events occurring subsequent to the consolidated balance sheets date through August 15, 2025, the date the consolidated financial statements were issued.

(b)	Use of Estimates

Management makes estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities and reported amounts of revenues and expenses to prepare the condensed consolidated financial statements in conformity with U.S. GAAP. The most significant of these estimates and assumptions relate to derivative instruments and asset retirement obligations. Actual results could differ materially from those estimates.

(3)	Select Balance Sheet Information

(a)	Restricted Cash

Restricted cash consists of amounts that are restricted under the terms of certain financing agreements from transfer or dividend until such time as certain conditions are met. Such restricted cash is used primarily for operating expenses and debt service.

(b)	Inventory

As of June 30, 2025, spare parts inventory, natural gas, and fuel oil were $74.6 million, $ 0.2 million, and $51.5 million, respectively. As of December 31, 2024, spare parts inventory, natural gas, and fuel oil were $74.2 million, $ 0.5 million, and $47.8 million, respectively

(c)	Asset Retirement Obligations

As of June 30, 2025 and December 31, 2024, the Company had a liability of $71.1 million and $68.5 million respectively, for asset retirement obligations to provide for the future removal and dismantling of certain generation facilities. Accretion expense was $1.3 million and $2.6 million, for the three month and six month periods ended June 30, 2025, respectively.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(d)	Property, Plant and Equipment, Net

Property, plant and equipment are stated at cost, less accumulated depreciation. As of June 30, 2025 and December 31, 2024, Property, plant and equipment, net consisted of the following (in thousands):

	As of June 30, 2025	As of December 31, 2024
Land and improvements	$100,440	$100,440
Plant and equipment	6,685,839	6,683,094
Capital spares	47,767	46,933
Computer software and hardware	1,298	922
Office furniture and equipment	240	240
Equipment and tools	735	735
Construction in progress	30,418	23,066
Warehouse storage	162	162
Vehicles	259	246
Total property, plant and equipment	6,867,158	6,855,838
Accumulated depreciation	(299,821)	(132,209)
Property, plant and equipment, net	$6,567,337	$6,723,629

For the three month and six month periods ended June 30, 2025, depreciation expense for property, plant and equipment was $83.8 million and $167.6 million, respectively.

(e)	Other Noncurrent Assets

Other noncurrent assets primarily consists of initial loan contributions that were made by the Company to an unrelated joint venture. The loan contribution accrues interest at 7% per annum. As of June 30, 2025 and December 31, 2024, the Company had a long term debt receivable of $135.9 million. Other noncurrent assets are stated at their carrying values, net of a reserve for doubtful accounts based on evidence of collectability. There were no impairment to Other noncurrent assets as of June 30, 2025 and December 31, 2024

(f)	Regional Greenhouse Gas Initiative Allowances

Certain Generation Facilities are located in states that participate in the Regional Greenhouse Gas Initiative (RGGI) to reduce greenhouse gas emissions. As of June 30, 2025 and December 31, 2024, the Company had a RGGI allowance liability of $42.9 million and $23.3 million respectively, which is included in Other current liabilities on the accompanying condensed consolidated balance sheets. For the three month and six month periods ended June 30, 2025, RGGI allowance expense was $10.9 million and $16.7 million respectively, which are reflected as a component of fuel and transportation expense in the accompanying condensed consolidated statements of operations.

(g)	Revenue Recognition

Capacity revenue is recognized over time as the Company satisfies its performance obligation of maintaining available generation capacity at negotiated contract terms. Energy revenue consists of physical and financial transactions and is recognized when the performance obligation is satisfied upon delivery of electricity to customers. Physical transactions are recorded on a gross basis in accordance with ASC 606, Revenue from Contracts with Customers, as the Company controls the specified electricity before transfer to customers. The Company has elected to apply the practical expedient to recognize revenue in the amount it has the right to invoice for both capacity and energy revenue, as this represents the value transferred to customers. For the three month and six month periods ended June 30, 2025 capacity revenue amounted to $134.2 million and $ 214.0 million respectively, which is reflected as a component of Energy and capacity revenues in the accompanying condensed consolidated statements of operations.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(4)	Facility and Contract Commitments

(a)	Energy Management Agreements

For the three month and six month periods ended June 30, 2025, the Company incurred costs under the Energy Management Agreements (EMAs) of $1.0 million and $1.9 million respectively, which is recorded in General and administrative expense on the accompanying condensed consolidated statement of operations. The characteristics and details of the EMAs remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2024, with no material updates during the interim period.

(b)	Operation and Maintenance Agreements

For the three month and six month periods ended June 30, 2025, the Company incurred costs under the O&M agreements of $17.9 million and $37.4 million respectively, which is recorded in Operating and maintenance expense in the accompanying condensed consolidated statement of operations. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2024, with no material updates during the interim period.

(c)	Asset Management and Fuel Supply Agreements

For the three month and six month periods ended June 30, 2025, the Company incurred costs under the asset management and fuel supply agreements of $117.4 million and $367.3 million respectively, which is recorded in Fuel and transportation expense in the accompanying condensed consolidated statements of operations. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2024, with no material updates during the interim period.

(d)	Gas Transportation and Storage Agreements

Certain generation facilities have firm gas transportation and storage agreements with various counterparties. These agreements call for the counterparties to deliver natural gas, not to exceed the daily maximum, to a specific interconnection point, specified in the respective agreements.

For the three month and six month periods ended June 30, 2025, the Company incurred costs under the gas transportation agreements of $14.3 million and $29.7 million respectively, which is recorded in Fuel and transportation expense in the accompanying condensed consolidated statements of operations. The characteristics and details of these agreements remain consistent with those disclosed in the annual financial statements for the year ended December 31, 2024, with no material updates during the interim period.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(e)	Equipment Maintenance Agreements

Certain generation facilities have long term maintenance contracts with several counterparties. Based on the terms of such agreements, payments will either be deferred as prepaid expenses until maintenance occurs or expensed quarterly. For the three month and six month periods ended June 30, 2025, the Company made payments totaling $9.5 million and $18.2 million, respectively, under the such agreements. As of June 30, 2025, the costs incurred on certain generation facilities have exceed the cumulative payments made and accordingly the net excess in the amounts of $10.2 million and $9.3 million, respectively, is reflected as a component of Accounts Payable and accrued expenses and Other long term liabilities, respectively, in the accompanying condensed consolidated balance sheets. Conversely, as of June 30, 2025, payments made by certain generation facilities have exceeded the cumulative costs and accordingly the net excess in the amounts of $20.7 million is reflected as a component of Other current assets in the accompanying condensed consolidated balance sheets.

(f)	Capacity Agreements

The Company has several agreements to sell capacity to various counterparties. These agreements enable certain Generation Facilities to sell to various counterparties a fixed quantity of capacity at a fixed price for a certain period of time.

(g)	Electric and Gas Interconnection Agreements

The Company has electric interconnection agreements with several counterparties that connect the Generation Facilities to the electrical power grid. The agreements continue in effect indefinitely until terminated. The Company has gas interconnection agreements with various counterparties that connect Generation Facilities to their respective natural gas pipelines. The agreements continue in effect indefinitely until terminated. For the three month and six month periods ended June 30, 2025, the Company did not incur maintenance costs relating to the electric and gas interconnection agreements.

(5)	Financing Arrangements

Our financing arrangements consisted of the following as of June 30, 2025 and December 31, 2024 (in thousands):

	As of	As of
Loan agreement	June 30, 2025	December 31, 2024
Term Loan	$3,236,875	$3,245,625
Revolving Facility	42,500	21,000
Total debt principal	3,279,375	3,266,625
Less: unamortized debt issuance costs and
discount	(59,495)	(63,983)
Total debt	3,219,880	3,202,642
Less: current portion	(8,374)	(8,474)
Long-term debt	$3,211,506	$3,194,168

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(a)	Credit Agreement

On August 16, 2024, the Company entered into a credit agreement (Credit Agreement) with various lenders. The Credit Agreement consists of a term loan totaling $1.75 billion (Term Loan) and revolving loan facility of $600 million (Revolving Facility). The maturity date of the Term Loan and the Revolving Facility is August 16, 2031, and August 16, 2029, respectively. The interest rate for the Term Loan is equal to the SOFR rate plus a margin of 3.25%. The interest rate in effect at June 30, 2025 and December 31, 2024 for the Term Loan was 6.55% and 7.58%, respectively.

As of June 30, 2025 and December 31, 2024, there was $1.74 billion and $1.75 billion respectively, outstanding under the Credit Agreement, respectively. As of June 30, 2025, there was $54.6 million and $42.5 million of LOCs and borrowing, respectively, outstanding under the Revolving Facility. As of December 31, 2024, there was $60.0 million and $21.0 million of LOCs and borrowing, respectively, outstanding under the Revolving Facility.

As of June 30, 2025, the unamortized debt issuance and deferred financing costs totaled $59.5 million of which the current portion was $9.1 million. As of December 31, 2024, the unamortized debt issuance and deferred financing costs totaled $64.0 million of which the current portion was $9.0 million The amortization of these costs is reflected as a component of Interest expense, net on the accompanying condensed consolidated statement of operations. For the three month and six month periods ended June 30, 2025, amortization of such costs totaled $2.3 million and $4.5 million, respectively.

(b)	Notes Indenture

On August 16, 2024, the Company entered into a notes indenture with various lenders, which consists of senior secured notes (Secured Notes) totaling $1.5 billion with a maturity date of August 15, 2032. The fixed interest rate on the Secured Notes is 7.25% and is paid semi-annually in arrears on and of each year, commencing on February 15, 2025. The principal amount of the Secured Notes will be paid in full on maturity unless the Company chooses to early redeem.

(6)	Derivative Instruments and Hedging Activities

The Company enters into commodity derivatives to reduce its exposure to market fluctuations of energy prices and gas prices. The Company is a party to the following derivative instruments:

(a)	Heat Rate Call Options

The Company has heat rate call option contracts with various counterparties. The contracts provided for receipt of fixed option premium payments by the Company, net of energy settlements based on a fixed heat rate, power reference index price, gas reference index price, and certain energy prices. The heat rate call option is marked to market with changes in fair value recognized in current period earnings.

(b)	Commodity Derivatives

The Company enters into various energy related derivatives to manage the commodity price risk associated with power revenue and fuel costs for the Generation Facilities, including:

a) Power Swap Contracts, which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk associated with changes in the ISOs power prices.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

b) Gas Swap Contracts, which require payments to or from counterparties based upon the difference between the contract and the market price for a predetermined notional amount. These contracts are used to manage commodity price risk at multiple delivery points associated with changes in fuel prices.

c) Capacity Contracts, which require payments from counterparties based upon the difference between the contract and the market price for a predetermined notional amount.

d) Option Contracts, which provide the Company the ability to buy or sell power at a fixed price.

e) RGGI Contracts, which two parties agree to exchange a fixed number of allowances of a certain vintage year at a fixed price for a specific delivery month.

The Power Swap Contracts, Gas Swap Contracts, Capacity Contracts, Option Contracts, Heat Rate Call Option Contracts, and RGGI Contracts are entered into as part of the Company’s overall hedging strategy with respect to commodity price risk associated with energy gross margin. The Company records changes in the fair value of the commodity derivatives in the accompanying condensed consolidated statements of operations in the current period.

Fair Value Measurements

The following table sets forth by level within the fair value hierarchy the assets and liabilities of the Company that were accounted for at fair value on a recurring basis as of June 30, 2025. These assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. The three levels of the fair value hierarchy defined by ASC 820 are as follows:

• Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

• Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and agreement prices for the underlying instruments, as well as other relevant economic measures. Substantially all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data, or are supported by observable levels at which transactions are executed in the marketplace.

• Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

The following table presents assets and liabilities measured and recorded at fair value on the Company’s condensed consolidated balance sheet and their level within the fair value hierarchy as of June 30, 2025 (in thousands):

		Fair value as of June 30, 2025
	Level 1	Level 2	Level 3	Total
Commodity Derivatives	$–	$(11,654)	$–	$(11,654)
Capacity Contracts	–	23,291	–	23,291
Heat Rate Call Options	–	–	(34,687)	(34,687)
RGGI Contracts	–	(1,520)	–	(1,520)
Assets (liabilities) from risk management activities, net	$–	$10,117	$(34,687)	$(24,570)

The following table presents assets and liabilities measured and recorded at fair value on the Company’s condensed consolidated balance sheet and their level within the fair value hierarchy as of December 31, 2024 (in thousands):

		Fair value as of December 31, 2024
	Level 1	Level 2	Level 3	Total
Commodity Derivatives	$–	$57,184	$–	$57,184
Capacity Contracts	–	(1,333)	–	(1,333)
Call Options	–	(875)	–	(875)
Heat Rate Call Options	–	–	(44,047)	(44,047)
RGGI Contracts	–	10,117	–	10,117
Assets (liabilities) from risk management activities, net	$–	$65,093	$(44,047)	$21,046

The following tables provide quantitative information for financial instruments classified as Level 3 in the fair value hierarchy for the period ended June 30, 2025:

			Average/
			Range
	Valuation		June 30,
	Technique	Significant Inputs	2025	Units
Heat rate call options	Model	Electricity regional prices	$57.01	Dollars/MWH
		Natural gas prices	$3.77	Dollars/MMBtu
		Power price volatility	31.2%
		Gas price volatility	56.5%

The following tables provide quantitative information for financial instruments classified as Level 3 in the fair value hierarchy for the period ended December 31, 2024:

			Average/
			Range
	Valuation		December
	Technique	Significant Inputs	31, 2024	Units
Heat rate call options	Model	Electricity regional prices	$51.81	Dollars/MWH
		Natural gas prices	$3.53	Dollars/MMBtu
		Power price volatility	36.7%
		Gas price volatility	52.3%

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

The following tables present information concerning the impact of derivative instruments on the accompanying condensed consolidated balance sheets and condensed consolidated statements of operations.

Impact of Derivative Instruments on the Accompanying Condensed Consolidated Balance Sheets

The following tables present the classifications and fair value of derivative instruments on the accompanying condensed consolidated balance sheets as of June 30, 2025 and December 31, 2024 (in thousands):

		June 30,	December 31,
Instrument	Balance sheet location	2025	2024
Derivatives not designated as hedging activities:
Call Options	Assets from risk-management activities – short term	$–	(875)
Heat rate call options	Liabilities from risk-management activities – short term	(34.687)	(44,047)
Commodity Derivatives	Assets from risk-management activities – short term	441,491	398,736
Commodity Derivatives	Assets from risk-management activities – long term	534,814	652,738
Commodity Derivatives	Liabilities from risk-management activities – short term	(457,157)	(349,842)
Commodity Derivatives	Liabilities from risk-management activities – long term	(530,802)	(644,448)
Capacity contracts	Assets from risk-management activities – short term	58,286	25,169
Capacity contracts	Assets from risk-management activities – long term	2,283	8,770
Capacity contracts	Liabilities from risk-management activities – short term	(33,649)	(19,902)
Capacity contracts	Liabilities from risk-management activities – long term	(3.629)	(15,370)
RGGI Contracts	Assets from risk-management activities – short term	1,118	464
RGGI Contracts	Assets from risk-management activities – long term	–	9,653
RGGI Contracts	Liabilities from risk-management activities – short term	(478)	–
RGGI Contracts	Liabilities from risk-management activities – long term	(2,160)	–
Total derivatives not designated as hedging activities		(24,570)	21,046
Total derivatives, net (liability) asset		$(24,570)	21,046

Impact of Derivative Instruments on the Accompanying Condensed Consolidated Statements of Operations

The following table presents the classification and amount of the gains and losses on derivative instruments in the accompanying condensed consolidated statements of operations for the period ended June 30, 2025. The impact of derivative instruments that have not been designated as hedging instruments (in thousands):

		Amount of gain (loss) in income on
		derivatives for the
		Three month	Six month
	Location of gain (loss) recognized in	ended June 30	ended June 30
Instrument	income on derivatives	2025	2025
Commodity derivatives - power	Gain (loss) on risk management activities	$74,584	$26,776
Commodity derivatives - gas	Loss on risk management activities	(109,838)	(9,186)
Capacity contract	Gain (loss) on risk management activities	1,392	(26,757)
Heat rate call options	Gain (loss) on risk management activities	(19,890)	(30,638)
RGGI Contracts	Gain (loss) on risk management activities	(956)	(6)
Total loss in income on derivatives		$(54,708)	$(39,811)

LIGHTNING POWER, LLC

(A Delaware Limited Liability Company)

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Offsetting of Derivative Assets and Liabilities

The Company has elected to present derivative assets and liabilities on the balance sheets by offsetting amounts that could be netted pursuant to agreements with the Company’s counterparties.

The following tables present the gross and net derivative assets and liabilities and shows the effect if the offsetting amounts were shown net pursuant to agreements with the Company’s counterparties on the accompanying condensed consolidated balance sheet as of June 30, 2025 (in thousands):

		Offsetting
	Gross amounts not	amounts of
	offset in financial	derivative	Net amount after
	statements as of	instruments as of	offset as of June
	June 30, 2025	June 30, 2025	30, 2025
Assets from risk management activities	$1,037,992	(214,329)	823,663
Liabilities from risk management activities	(1,062,562)	214,329	(848,233)
Net risk management activities	$(24,570)	–	(24,570)

The following tables present the gross and net derivative assets and liabilities and shows the effect if the offsetting amounts were shown net pursuant to agreements with the Company’s counterparties on the accompanying condensed consolidated balance sheet as of December 31, 2024 (in thousands):

		Offsetting
	Gross amounts not	amounts of
	offset in financial	derivative	Net amount after
	statements as of	instruments as of	offset as of
	December 31, 2024	December 31, 2024	December 31, 2024
Assets from risk management activities	$1,095,530	(233,047)	862,483
Liabilities from risk management activities	(1,074,484)	233,047	(841,437)
Net risk management activities	$21,046	–	21,046

(7)	Related Party Transactions

The Company receives certain overhead administrative and management services from an affiliate. A portion of such costs related to these services are allocated to the Company and reimbursed by the Company. All other costs related to the operation and management of the Company are reflected in the accompanying consolidated statements of operations.

(8)	Member’s Equity

Profits, losses, and distributions are allocated in accordance with the provisions of the Company’s Limited Liability Company agreement. For the six months ended June 30, 2025, the Company made distributions in the amounts of $103.2 million.

(9)	Commitments and Contingencies

The Company enters into contracts in the ordinary course of business that contain various representations, warranties, indemnifications, and guarantees. Some of the agreements contain indemnities that cover the other party’s negligence or limit the other party’s liability with respect to third-party claims, in which event the Company effectively indemnifies the other party. While there is the possibility of a loss related to such representations, warranties, indemnifications, and guarantees in the contracts and such loss could be significant, the Company considers the probability of loss to be remote. The Company, from time to time, is a party to certain other claims arising in the ordinary course of business. The Company is of the opinion that final disposition of these claims will not have a material adverse effect on the Company’s condensed consolidated financial position, results of operations, or cash flows.